Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

VYNE Therapeutics Inc.

(Exact name of Registrant as Specified in its Charter)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	—	—	—	—		—	—
	Equity	Preferred Stock, par value $0.0001 per share	—	—	—	—		—	—
	Other	Warrants	—	—	—	—		—	—
	Total	Unallocated (Universal) Shelf	Rule 457(o)	(1)	(2)	$55,752,313.40		0.00014760	$8,229.04
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share	—	—	—	—		—	—	—	—	—	—
	Equity	Preferred Stock, par value $0.0001 per share	—	—	—	—		—	—	—	—	—	—
	Other	Warrants	—	—	—	—		—	—	—	—	—	—
	Total	Unallocated (Universal) Shelf	Rule 415(a)(6)	(3)		$194,247,686.60	(3)			S-3	333-255841	May 6, 2021	$21,192.42	(3)
	Total Offering Amounts					$250,000,000			$8,229.04
	Total Fees Previously Paid								—
	Total Fee Offsets								—
	Net Fee Due								$8,229.04

(1) There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock and such indeterminate number of warrants to purchase common stock or preferred stock registered hereunder as shall have an aggregate initial offering price not to exceed $250,000,000. The securities registered also include such indeterminate number of shares of common stock and preferred stock as may be issued upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2) The proposed maximum aggregate offering price per class of security will be determined from time to time by VYNE Therapeutics Inc. (the “Registrant”) in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and related disclosure on Form S-3.

(3) The Registrant previously filed a Registration Statement on Form S-3 with the Securities and Exchange Commission (the “SEC”) on May 6, 2021 (File No. 333-255841) (the “Prior Registration Statement”), which was declared effective on May 14, 2021, that registered $200,000,000 of securities to be offered by the Registrant from time to time. Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes $194,247,686.60 of unsold securities (the “Unsold Securities”) that were previously registered on the Prior Registration Statement. In connection with the registration of the Unsold Securities on the Prior Registration Statement, the Registrant paid a filing fee of $21,192.42 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The Registrant is not required to pay any additional fee with respect to the Unsold Securities being included in this Registration Statement in reliance on Rule 415(a)(6), because such Unsold Securities (and associated fees) are being moved from the Prior Registration Statement to this Registration Statement. Accordingly, the Amount of Registration Fee in the table above reflects only the registration fee attributable to the $55,752,313.40 of new securities registered on this Registration Statement. The registration fee previously paid by the Registrant relating to the Unsold Securities included on this Registration Statement will continue to be applied to such Unsold Securities. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the Registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any such Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

1